Sotera Health Announces Settlement
of Ethylene Oxide Litigation in Illinois
Settlement Explicitly Does Not Constitute Admission of Liability
CLEVELAND, OH, January 9, 2023 - Sotera Health Company (Nasdaq: SHC), a leading global provider of mission-critical end-to-end sterilization solutions and lab testing and advisory services for the healthcare industry, today announced that its subsidiaries have reached agreements to settle the more than 870 ethylene oxide (“EO”) cases pending against Sterigenics in the Circuit Court of Cook County, Illinois, and US District Court for the Northern District of Illinois.
Under the terms of the agreements, Sterigenics will pay $408 million to settle the claims, subject to substantially all of the plaintiffs providing opt-in consents to their individual settlement allocations and dismissing their claims with prejudice. The administration and completion of the settlement agreements is expected to require up to 90 – 120 days. Sterigenics and Sotera Health LLC deny any liability and the agreements explicitly provide that the settlements are not to be construed as an admission of any liability or that emissions from the Willowbrook facilities ever posed any safety hazard to the surrounding communities.
Sotera Health Company issued the following statement:
The agreements provide a pathway to comprehensively resolve the claims pending against Sterigenics and Sotera Health LLC in Illinois and thereby enable the Company to focus its full attention on operating the business, serving our customers and delivering on our mission of Safeguarding Global Health®. Sterigenics maintains that its Willowbrook operations did not pose a safety risk to the community in which it operated and believes the evidence and science ultimately would have compelled the rejection of the plaintiffs’ claims, as occurred in the Teresa Fornek trial. However, years of biased media coverage in the greater Chicago area, the significant costs of posting a large bond in support of the appeal of the Kamuda verdict and the time and expense that would have been required to continue to contest hundreds of additional lawsuits through a multi-year process in the Illinois court system led us to conclude that resolving the pending Willowbrook EO cases would be in the best interest of the Company and its stakeholders. As we have done consistently throughout our history, we will continue to operate our facilities in compliance with applicable rules and regulations and best industry practices to ensure the safety of our employees, the communities in which we operate and patients around the world.
In addition to substantially all of the plaintiffs providing an opt-in consent to the settlement, the agreements are subject to the entry of a stay of all pending lawsuits in Cook County and the entry of a determination by the Circuit Court of Cook County that the settlements have been entered into in good faith for the purposes of the Illinois Contribution Among Joint Tortfeasors Act. No guarantee can be made that these conditions will be met.

9100 South Hills Boulevard, Suite 300, Broadview Heights, OH 44147
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A claims administrator will be appointed to allocate the settlement funds among the settling plaintiffs. The plaintiffs will have 30 days upon receipt of their proposed settlement allocations to consult with their lawyers and to opt into the settlement. Sterigenics and Sotera Health LLC have the right to waive the participation requirement and elect to proceed with the settlement, in which case the settlement would be binding only on those plaintiffs who opted into the settlement. Sterigenics and Sotera Health LLC will also have the right to elect not to proceed with the settlement if: a) any of the plaintiffs who choose to opt out of the settlement meet certain specified criteria, b) the claims administrator determines that 40 or more plaintiffs do not have valid claims or c) more than five new lawsuits are filed by plaintiffs’ lawyers who are representing plaintiffs in pending lawsuits that are encompassed by the settlement.
Sterigenics will fund an escrow account to pay the settlement by May 1, 2023. Final payment to a qualified settlement fund will be made from the escrow account within 30 days of the final order on appeal affirming court approval of the settlement as a good-faith settlement or, if there is no appeal, within 7 days of the expiration of the deadline to file an appeal from the court’s approval. The Company will pursue incremental debt financing in the first half of 2023 to fund a significant portion of the settlement payment. The Company will record a charge for the $408 million settlement for the year ended 2022.
For additional information on the settlement agreements and EO related lawsuits, please refer to the Company’s Current Report on Form 8-K disclosing settlement terms, the Company’s other SEC filings and its website.
Forward-Looking Statements
This release contains forward-looking statements that reflect management’s expectations about future events and speak only as of the date hereof. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “expect,” “may,” “post-trial,” “appeal,” “believe,” “continue,” or other comparable words. Any forward-looking statements contained in this release are based upon current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. These forward-looking statements are subject to various risks, uncertainties and assumptions including, without limitation, changes in environmental, health and safety regulations; satisfaction of conditions to completing the settlement, including the participation by substantially all Illinois plaintiffs in the settlement; the impact of, and developments in, current and future legal proceedings and liability claims related to purported exposure to emissions of EO from Sterigenics’ facilities; capital market and other risks to our ability to raise additional debt financing on reasonable terms or at all, including availability of capital and the impact of future litigation developments on our ability to access capital markets; and the possibility that other claims will be made in the future, including in Illinois. For additional discussion of these risks and uncertainties, please refer to Company’s filings with the SEC, such as its annual and quarterly

9100 South Hills Boulevard, Suite 300, Broadview Heights, OH 44147
440-262-1410 | soterahealth.com

reports, as well as the Current Report on Form 8-K filed by the Company on January 9, 2023, with the SEC disclosing the terms of the settlement. We do not undertake any obligation to publicly update or revise these forward-looking statements, except as otherwise required by law.

About Sterigenics
Sterigenics® is a leading global provider of outsourced terminal sterilization and irradiation services for the medical device, pharmaceutical, food safety and advanced applications markets. With our industry recognized scientific and technological expertise we help to ensure the safety of millions of patients and healthcare practitioners around the world every year. Across our 48 facilities worldwide, we offer our customers a complete range of outsourced terminal sterilization services, primarily using the three major sterilization technologies: gamma irradiation, ethylene oxide processing and electron beam irradiation. We are committed to addressing the growing need for sterilization in many parts of the world and partnering with our customers to eliminate threats to human health. Learn more about Sterigenics at https://sterigenics.com/. Safeguarding Global Health® - with every product we sterilize.

About Sotera Health
Sotera Health Company is a leading global provider of mission-critical end-to-end sterilization solutions and lab testing and advisory services for the healthcare industry. Sotera Health goes to market through three businesses – Sterigenics®, Nordion® and Nelson Labs®. Sotera Health is committed to its mission, Safeguarding Global Health®.

INVESTOR RELATIONS CONTACTS
Jason Peterson Vice President & Treasurer, Sotera Health IR@soterahealth.com	Sally J. Curley, IRC Curley Global IR, LLC IR@soterahealth.com

MEDIA CONTACT
Kristin Gibbs Chief Marketing Officer, Sotera Health kgibbs@soterahealth.com

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9100 South Hills Boulevard, Suite 300, Broadview Heights, OH 44147
440-262-1410 | soterahealth.com